                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                             The Westwind Group, Inc.
                             a Delaware corporation

                                       and

                        CTC Cosmetics Holding (BVI) Co., Ltd.
                        a British Virgin Islands corporation




                         effective as of March 21, 1997


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                    AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this 21st day of March 1997, by and between The Westwind Group, Inc., a Delaware corporation ("Westwind") and CTC Cosmetics Holding (BVI) Co., Ltd., a British Virgin Islands corporation ("CTC"), and certain shareholders of CTC listed on the attached Schedule I ("CTC Shareholders"), and specifically incorporated herein by reference (CTC and CTC Shareholders shall be hereinafter jointly referred to as "CTC Parties").

                                           Premises

A. This Agreement provides for the reorganization of CTC with and into Westwind, with CTC becoming a wholly-owned subsidiary of Westwind, and in connection therewith, the exchange of the outstanding common stock of CTC into shares of common voting stock of Westwind, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

B. The boards of directors of CTC and Westwind have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which CTC would become a wholly owned subsidiary of Westwind is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                ARTICLE I

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                        CTC AND CTC SHAREHOLDERS

CTC and each of CTC Shareholders, individually and neither jointly nor severally, represents and warrants to Westwind, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of CTC attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.



SECTION 1.1  SHAREHOLDERS.   Each of the CTC Shareholders is the owner of
all of the issued and outstanding shares of the capital stock of CTC attributed to such Shareholder on Schedule I; each CTC Shareholder has full legal title to all CTC Shares described in Schedule I as being owned by such CTC Shareholder free from any and all claims, liens or other encumbrances. CTC Shareholders have unqualified right to sell, transfer, and dispose of their respective CTC Shares subject to the laws of bankruptcy, insolvency and general creditors' rights. Each CTC Shareholder represents and warrants that, in regards to such CTC Shareholder's shares of CTC, such CTC Shareholder has full right and authority to execute this Agreement and to transfer his shares of CTC to Westwind.



SECTION 1.2  ORGANIZATION.   CTC is a corporation duly organized, validly
existing, and in good standing under the laws of British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the CTC Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of CTC as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of CTC's articles of incorporation or bylaws. CTC has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

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SECTION 1.3 CAPITALIZATION.   The authorized capitalization of CTC consists
of 50,000 Common Shares, $1.00 par value per share (the "CTC Common Shares"). As of the date of this Agreement, all of the authorized common shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. CTC has no other securities, warrants or options authorized or issued.



SECTION 1.4  SUBSIDIARIES AND PREDECESSOR CORPORATIONS.   Except as
otherwise set forth in the CTC Schedules, CTC does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes herein, all references to CTC shall include CTC and all of its subsidiaries.



SECTION 1.5  FINANCIAL STATEMENTS.

       (a) Attached hereto as Schedule 1.5 are audited consolidated financial statements for the years ended September 30, 1996, September 30, 1995 and September 30, 1994, together with the related footnotes and report thereon of the auditors rendering such reports (the "CTC Audited Financial Statements"). The CTC Audited Financial Statements are hereafter referred to as the "CTC Financial Statements". The CTC Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of CTC as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP.

     (b) CTC has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

     (c) CTC has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

     (d) The books and records, financial and others, of CTC are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

     (e) except as and to the extent disclosed in the most recent CTC balance sheet and the CTC Schedules, CTC has no material contingent liabilities, direct or indirect, matured or unmatured.



SECTION 1.6  INFORMATION.   The information concerning CTC set forth in this
Agreement and in the CTC Schedules to the best of CTC's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.



SECTION 1.7  OPTIONS AND WARRANTS.   There are no existing options,
warrants, calls or commitments of any character to which CTC is a party and by which it is bound.



SECTION 1.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as set forth in
this Agreement, the CTC Schedules, or as otherwise disclosed to Westwind, since September 30, 1996:

     (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of CTC; or (ii) any damage, destruction or loss to CTC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of CTC;

     (b) CTC has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CTC; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

     (c) CTC has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CTC balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of CTC; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

      (d) to the best knowledge of CTC, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of CTC.



SECTION 1.9  TITLE AND RELATED MATTERS.   Except as provided herein or in
the CTC Schedules, CTC has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the most recent CTC unaudited balance sheet and the CTC Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent;
(b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the CTC Schedules. Except as set forth in the CTC Schedules, CTC owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with CTC's business. Except as set forth in the CTC Schedules, no third party has any right to, and CTC has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of CTC or any material portion of its properties, assets or rights.



SECTION 1.10  LITIGATION AND PROCEEDINGS.   To the best of CTC's knowledge
and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against CTC or affecting CTC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of CTC. CTC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

                                    3

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SECTION 1.11  CONTRACTS.

     (a) Except as included or described in the CTC Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which CTC is a party or by which it or any of its assets, products, technology or properties are bound;

     (b) Except as included or described in the CTC Schedules or reflected in the most recent CTC balance sheet, CTC is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which CTC is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of CTC; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

     (c) To CTC's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which CTC is a party or by which its properties are bound and which are material to the operations of CTC taken as a whole, are valid and enforceable by CTC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.



SECTION 1.12  MATERIAL CONTRACT DEFAULTS.   Except as set forth in the CTC
Schedules, to the best of CTC's knowledge and belief, CTC is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of CTC, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which CTC has not taken adequate steps to prevent such a default from occurring.



SECTION 1.13  NO CONFLICT WITH OTHER INSTRUMENTS.   The execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which CTC is a party or to which any of its properties or operations are subject.



SECTION 1.14  GOVERNMENTAL AUTHORIZATIONS.   To the best of CTC's knowledge
and except as provided herein or in the CTC Schedules, CTC has all licenses, franchises, permits or other governmental authorizations legally required to enable CTC to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by CTC of this Agreement and the consummation by CTC of the transactions contemplated hereby.



SECTION 1.15  COMPLIANCE WITH LAWS AND REGULATIONS.   To the best of CTC's
knowledge, except as disclosed in the CTC Schedules, CTC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of CTC or would not result in CTC's incurring any material liability.

                                      4

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SECTION 1.16  INSURANCE.   All of the insurable properties of CTC are
insured for CTC's benefit under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.



SECTION 1.17  APPROVAL OF AGREEMENT.   The board of directors of CTC has
authorized the execution and delivery of this Agreement by CTC, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of CTC for their unanimous approval, which approval has been provided.



SECTION 1.18  MATERIAL TRANSACTIONS OR AFFILIATIONS.   Except as disclosed
herein and in the CTC Schedules, there exists no material contract, agreement or arrangement between CTC and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by CTC to own beneficially, ten percent (10%) or more of the issued and outstanding CTC Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to CTC than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by CTC, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.



SECTION 1.19  LABOR RELATIONS.   CTC has never had a work stoppage resulting
from labor problems. To the best knowledge of CTC, no union or other collective bargaining organization is organizing or attempting to organize any employee of CTC.

SECTION 1.20  PREVIOUS SALES AND ISSUANCE OF SECURITIES.   Since inception,
CTC has issued CTC Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of British Virgin Islands to the shareholders listed on Schedule I. The shares of CTC Common Stock issued to the CTC Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other
rights of any person    All such sales  were made in accordance with the
laws of British Virgin Islands and no sales were made to any resident of the United States.



SECTION 1.21 REORGANIZATION RELATED REPRESENTATIONS.

      (a) following the Effective Date, CTC will continue its historic business or use a significant portion of its historic business assets in its business;

     (b) CTC is not an investment company as defined in section 368(a)(2)(f)(iii) and (iv) of IRC;

     (c) CTC is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.



SECTION 1.22  CTC SCHEDULES.   Upon execution hereof, CTC will deliver to
Westwind the following schedules, which are collectively referred to as the "CTC Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of CTC as complete, true and correct in all material respects:

     (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of CTC;

     (b)     the financial statements of CTC referenced hereinabove in
Section 1.4;

     (c) a list indicating the name and address of the stockholders of CTC, together with the number of shares owned by them;

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     (d)     the CTC Business Plan which includes, among other matters, information concerning all of CTC's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which CTC carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of CTC), as well as a description of any material adverse change in the business operations, property, inventory, assets or condition of CTC since the most recent CTC balance sheet required to be provided pursuant to
Section 1.7; and CTC shall cause the CTC Schedules and the instruments and data delivered to Westwind hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.



SECTION 1.23 TAXES.   CTC has complied with applicable tax filing
requirements, if any.

Section 1.24 Additional Information Available.   CTC will make available to
Westwind the opportunity to ask questions and receive answers concerning acquisition of CTC shares in this transaction, and to obtain any additional information related thereto which CTC possesses or can acquire without unreasonable effort or expense.

SECTION 1.25 LIMITATION ON LIABILITY.   Nothwithstanding anything to the
contrary contained in this Agreement, CTC shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article I, if Westwind has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                                ARTICLE II

               REPRESENTATIONS, COVENANTS AND WARRANTIES
                               OF WESTWIND

As an inducement to, and to obtain the reliance of CTC, Westwind represents and warrants as follows:


SECTION 2.1  ORGANIZATION.   Westwind is a corporation duly organized,
validly existing and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Westwind Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of Westwind as in effect on the date hereof and a certificate of Good Standing. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Westwind's articles of incorporation or bylaws. Westwind has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Westwind has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

SECTION 2.2 CAPITALIZATION.   The authorized capitalization of Westwind
consists of 50,000,000 shares of Common Stock, par value $0.004 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Westwind has no other securities, warrants or options authorized or issued.

SECTION 2.3  SUBSIDIARIES.   At the Closing, other than as disclosed herein,
Westwind shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

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SECTION 2.4  FINANCIAL STATEMENTS.

     (a) Attached hereto as Schedule 2.4 are unaudited consolidated financial statements of Westwind as of November 30, 1996 ("Westwind Management Reports") and audited consolidated financial statements for the years ended August 31, 1996 and August 31, 1995, together with the related footnotes and report thereon of the auditors rendering such reports (the "Westwind Audited Financial Statements"). The Westwind Management Reports and the Westwind Audited Financial Statements are hereafter referred to as the "Westwind Financial Statements". The Westwind Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of Westwind as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, subject, in case of the Management Reports, to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the Westwind Audited Financial Statements).

        (b) The books and records, financial and others, of Westwind are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

     (c) Westwind has no liabilities with respect to the payment of any federal, state, county, local or other taxes, current or accrued (including any deficiencies, interest or penalties).


SECTION 2.5  INFORMATION.   The information concerning Westwind as set forth
in this Agreement and in the Westwind Schedules, to the best of Westwind's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.


SECTION 2.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as described
herein or in the Westwind Schedules, since November 30, 1996:

     (a) Westwind has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Westwind; (iii) made any material change in its method of management, operation or accounting; or
(iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

      (b) Except as disclosed to CTC or as included in the Westwind Schedules, Westwind has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

     (c) to the best knowledge of Westwind, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Westwind.



SECTION 2.7  TITLE AND RELATED MATTERS.   As of the Closing Date, Westwind
will own no real, personal or intangible property, other than as disclosed herein.



SECTION 2.8  LITIGATION AND PROCEEDINGS.   There are no actions, suits or
proceedings pending or, to the best of Westwind's knowledge and belief, threatened by or against or affecting Westwind, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Westwind. Westwind does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

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SECTION 2.9  CONTRACTS.   On the Closing Date and other than as disclosed
herein in Schedule 2.9 or otherwise:

     (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Westwind is a party or by which it or any of its properties are bound;

       (b) Westwind is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Westwind can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Westwind; and

     (c) Westwind is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement;
(vii) agreement with any present or former officer or director of Westwind; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.


SECTION 2.10  NO CONFLICT WITH OTHER INSTRUMENTS.   The execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Westwind is a party or to which any of its properties or operations are subject.


SECTION 2.11  MATERIAL CONTRACT DEFAULTS.   To the best of Westwind's
knowledge and belief, Westwind is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Westwind, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Westwind has not taken adequate steps to prevent such a default from occurring.


SECTION 2.12  GOVERNMENTAL AUTHORIZATIONS.   To the best of Westwind's
knowledge, Westwind has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Westwind of the transactions contemplated hereby.


SECTION 2.13  COMPLIANCE WITH LAWS AND REGULATIONS.   To the best of
Westwind's knowledge and belief, Westwind has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Westwind or would not result in Westwind's incurring any material liability.


SECTION 2.14  INSURANCE.   Westwind has no insurable properties and no
insurance policies will be in effect at the Closing Date, as hereinafter defined.


SECTION 2.15  APPROVAL OF AGREEMENT.   The board of directors of Westwind
has authorized the execution and delivery of this Agreement by Westwind and has approved the transactions contemplated hereby. The approval of this Agreement by Westwind's shareholders is not required.

SECTION 2.16  MATERIAL TRANSACTIONS OR AFFILIATIONS.   Except as stated
herein or in the Westwind Schedules, as of the Closing Date there will exist no material contract, agreement or arrangement between Westwind and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Westwind to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Westwind and which is to be performed in whole or in part after the date hereof. Westwind has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.


SECTION 2.17  LABOR RELATIONS.   Westwind has never had a work stoppage
resulting from labor problems. Westwind has no employees other than its officers and directors.


SECTION 2.18  TAXES.   (a) Westwind has timely filed (within the applicable
extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities. All governmental tax returns, information returns, tax reports and declarations filed by Westwind for years for which the statute of limitations has not run (the "Tax Returns") are correct in all material respects. Westwind has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the Company, other than as may be disclosed in the Schedule of Taxes.
Except as set forth in the Schedule of Taxes, no tax returns have been examined by the Internal Revenue Service or any other governmental authority. Except as may be disclosed in the Schedule of Taxes or in any document delivered to Westwind therewith, Westwind (i) is not currently being audited with respect to any tax, assessment or other governmental charge; (ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning any member of Westwind's group; or (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of Westwind's group.
Except (i) as may be disclosed in the Schedule of Taxes, or (ii) in connection with any pending audit or investigation, Westwind has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax. The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by Westwind through the Closing Date herein. Westwind is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code. Westwind has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or (ii) as a member of an affiliated group of which Westwind is the common parent.


SECTION 2.19  REPORTING ACT DOCUMENTS.   Except as set forth in Westwind's
Schedules, Westwind has, in all reporting act documents, complied in all material respects with the reporting requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, although Westwind had been late in filing the reports required to be filed under the Exchange Act. The information contained in each reporting act document of Westwind, to the best of Westwind=s knowledge, is true and correct in all material respects as of the date thereof, and no reporting act document contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof. To the best knowledge of current management of Westwind, there is no negative matters, such as pending investigation or formal inquiry, which are outstanding concerning Exchange Act reports filed by Westwind prior to the Closing hereof or with the Nasdaq.

SECTION 2.20  WESTWIND SCHEDULES.   Upon execution hereof, Westwind shall
deliver to CTC the following schedules, which are collectively referred to as the "Westwind Schedules" which are dated the date of this Agreement, all certified by an officer of Westwind to be complete, true and accurate:

     (a) complete and correct copies of the articles of incorporation, bylaws and Certificate of Good Standing of Westwind as in effect as of the date of this Agreement;

     (b)     copies of all financial statements of Westwind identified in
Section 2.4(a);

     (c) the description of any material adverse change in the business, operations, property, assets, or condition of Westwind since November 30, 1996 required to be provided pursuant to Section 2.6; and

     (d) any other information, together with any required copies of documents, required to be disclosed in the Westwind Schedules under this Agreement.Westwind shall cause the Westwind Schedules and the instruments to be delivered to CTC hereunder to be updated after the date hereof up to and including the Closing Date.


SECTION 2.21 ADDITIONAL INFORMATION AVAILABLE.   Westwind will make
available to each CTC Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Westwind Common Stock in the transaction, and to obtain any additional information which Westwind possesses or can acquire without unreasonable effort or expense.


SECTION 2.22 LIMITATION ON LIABILITY.   Nothwithstanding anything to the
contrary contained in this Agreement, Westwind shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article II, if CTC or any of the CTC Shareholders has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                                ARTICLE III

                             EXCHANGE PROCEDURE


SECTION 3.1  DELIVERY OF CTC SECURITIES.   On the Closing Date, the holders
of the CTC Common Shares shall deliver to Westwind (i) certificates or other documents evidencing all of the issued and outstanding CTC Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and (ii) investment letters, the form of which is attached hereto as Exhibit "A".


SECTION 3.2  ISSUANCE OF WESTWIND COMMON SHARES.

     (a) In exchange for all of the CTC Common Share tendered pursuant to
Section 3.1, Westwind shall instruct its Transfer Agent to issue an aggregate of 9,000,000 (post reverse split) "restricted" Westwind Common Shares to the CTC shareholders on a pro rata basis and shall cause such shares to be delivered to CTC. Each share of CTC shall be exchanged for 180 shares of Westwind.

     (b) No fractional Westwind Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

     (c) The 9,000,000 shares to be issued to the CTC shareholders by Westwind (the "CTC Shares") are not being registered under the Securities Act of 1933, as amended (the "Securities Act") and are to be issued as "restricted securities", as that term is defined in Rule 144 promulgated under the Act, and that the certificates representing the CTC Shares will bear a legend to that effect, substantially in the form set forth in
Schedule 3.2, as follows:
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

SECTION 3.3  UNDERTAKINGS.

     (a) Upon execution hereof or as soon thereafter as practical, management of Westwind and CTC shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow. Furthermore, Westwind specifically hereby undertakes and provides assurances to CTC that it will prepare a report on Form 10-QSB for the quarter ended February 28, 1997, which needs to be filed with the SEC no later than 45 days from February 28, 1997. Westwind further undertakes and provides assurances to CTC that it will prepare a tax return for the fiscal year ended August 31, 1996 to be filed by CTC, with the understanding of both parties that any tax assessment to be paid to the Internal Revenue Service or to be refunded to the tax filer, shall be an assumed liability or a benefit, as a case may be, of the subsidiaries of Westwind, which are to be sold or otherwise separated from Westwind pursuant to Section 6.6 of this Agreement.

     (b) CTC hereby undertakes and provides assurances to Westwind that it will file a current report on Form 8-K within 15 days of the Closing in compliance with the Exchange Act, with the audited financial statements of CTC and the pro forma statements required by the Exchange Act and by Regulation S-B by amendment of the Form 8-K within the time parameters established by the Exchange Act, and will otherwise comply with the reporting requirements of the Exchange Act and all material requirements of NASDAQ following the Closing. Additionally, CTC shall use its best efforts to prepare and file an initial application for CTC's inclusion on the NASDAQ Small Cap Market. CTC and its officers and directors hereby indemnify and hold harmless Westwind's present officers and directors from any and all liabilities which may arise out of CTC's failure to comply with the undertakings described herein.


SECTION 3.4  CLOSING.   The closing ("Closing") of the transactions
contemplated by this Agreement shall be as of the date in which all of the shareholders of CTC have approved the terms of this Agreement ("Closing Date"), all conditions to Closing referenced in this Agreement have been satisfied or waived by CTC and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.


SECTION 3.5  TERMINATION.

     (a) This Agreement may be terminated by the board of directors of either Westwind or CTC at any time prior to the Closing Date if:

          (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

          (iii) the conditions described in Section 6.6 below have not been satisfied in full; or In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Westwind if CTC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CTC contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to CTC. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

      (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of CTC if Westwind shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Westwind contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Westwind. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.


SECTION 3.6  DIRECTORS OF WESTWIND.   Upon the Closing, the present members
of Westwind's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Westwind in accordance with procedures set forth in the Westwind bylaws: Paul K.W. Tso (who shall be appointed Chairman of the Board of Directors), Mark K.W. Lee, Yung Fung Che, Corrie C. H. Lee and Audrey W. Leung. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.


SECTION 3.7  OFFICERS OF WESTWIND.   Upon the Closing, the present officers
of Westwind shall tender their resignations and provide Westwind with applicable releases concerning their respective employment agreements. Simultaneous therewith, the following persons shall be elected as officers of Westwind in accordance with procedures set forth in the Westwind bylaws:

          NAME                         OFFICE
          ----                         ------
   Paul K. W. Tso         Chairman of the Board, Chief Executive Officer
   Mark K. W. Lee         Vice-Chairman, President and Secretary
   Joanne Leung           Chief Financial Officer
   Jack G. Shi            Vice President


SECTION 3.8  EFFECTIVE DATE.   The parties hereto hereby agree that the
Effective Date of the transaction proposed herein shall be 11:50 P.M. Eastern Time on March 21, 1997, unless the parties agree otherwise, in writing.

                                 ARTICLE IV

                              SPECIAL COVENANTS


SECTION 4.1  ACCESS TO PROPERTIES AND RECORDS.   Westwind and CTC will each
afford to the officers and authorized representatives of the other full access to the properties, books and records of Westwind and CTC, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Westwind and CTC, as the case may be, as the other shall from time to time prior to Closing reasonably request. In addition, Westwind shall provide to CTC subsequent to Closing all information necessary to allow CTC to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning Westwind's subsidiaries which existed prior to Closing.


SECTION 4.2  INFORMATION FOR WESTWIND PUBLIC REPORTS.   CTC will furnish
Westwind with all information concerning CTC and the CTC Stockholders, including all financial statements, required for inclusion in any public report to be filed by Westwind pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. CTC covenants that all information so furnished to Westwind, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading. Similarly, Westwind will provide all information concerning its history and operations reasonably requested by CTC.


SECTION 4.3  SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE WESTWIND
COMMON SHARES TO BE ISSUED IN THE EXCHANGE.   The consummation of this
Agreement, including the issuance of the Westwind Common Shares to the stockholders of CTC as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the CTC stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, CTC shall cause to be delivered, and the CTC stockholders shall deliver to Westwind, the investment letters referenced in Section 3.1.


SECTION 4.4  THIRD PARTY CONSENTS.   Westwind and CTC agree to cooperate
with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.


SECTION 4.5  ACTIONS PRIOR TO CLOSING.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Westwind or CTC Schedules or as permitted or contemplated by this Agreement, CTC will each use its best efforts to:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

          (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Westwind nor CTC will, without the prior consent of the other party:

          (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

          (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

          (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

          (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

            (v) purchase or redeem any shares of its capital stock, except as disclosed herein.


SECTION 4.6  INDEMNIFICATION.

     (a) CTC and its chief executive officer and director hereby agrees to indemnify Westwind and each of the officers, agents and directors of Westwind as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

     (b) Westwind and its chief executive officer and director hereby agrees to indemnify CTC and each of the officers, agents, directors and current shareholders of CTC as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in
Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                      ARTICLE V
                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                      OF WESTWIND

 The obligations of Westwind under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:


SECTION 5.1  ACCURACY OF REPRESENTATIONS.   The representations and
warranties made by CTC in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and CTC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CTC prior to or at the Closing. Westwind shall be furnished with a certificate, signed by a duly authorized officer of CTC and dated the Closing Date, to the foregoing effect.


SECTION 5.2  STOCKHOLDER APPROVAL.   The stockholders of CTC shall have
unanimously approved this Agreement and the transactions contemplated thereby as described in Section 4.1.


SECTION 5.3  OFFICER'S CERTIFICATE.   Westwind shall have been furnished
with a certificate dated the Closing Date and signed by a duly authorized officer of CTC to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of CTC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the CTC Schedules, by or against CTC which might result in any material adverse change in any of the assets, properties, business or operations of CTC.


SECTION 5.4  NO MATERIAL ADVERSE CHANGE.   Prior to the Closing Date, there
shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of CTC.


SECTION 5.5  OTHER ITEMS.   Westwind shall have received such further
documents, certificates or instruments relating to the transactions contemplated hereby as Westwind may reasonably request.

                                     ARTICLE VI

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF CTC

The obligations of CTC under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:


SECTION 6.1  ACCURACY OF REPRESENTATIONS.   The representations and
warranties made by Westwind in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Westwind shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Westwind prior to or at the Closing. CTC shall have been furnished with a certificate, signed by a duly authorized executive officer of Westwind and dated the Closing Date, to the foregoing effect.


SECTION 6.2  OFFICER'S CERTIFICATE.   CTC shall be furnished with a
certificate dated the Closing Date and signed by a duly authorized officer of Westwind to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Westwind, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Westwind Schedules, by or against Westwind which might result in any material adverse change in any of the assets, properties, business or operations of Westwind.


SECTION 6.3  NO MATERIAL ADVERSE CHANGE.   Prior to the Closing Date, there
shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Westwind.


SECTION 6.5  COMPLIANCE WITH REPORTING REQUIREMENTS.   As of the Closing
Date, Westwind shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.


SECTION 6.6 ROLL-OUT OF SUBSIDIARIES AND RELATED MATTERS.   Westwind has two
(2) wholly owned subsidiaries, including Westwind Productions, Inc. and Westwind Releasing Corp. Prior to the transaction proposed herein, Westwind shall undertake all action necessary in order to sell or otherwise assign all of the capital stock of these subsidiaries. Westwind does not own, beneficially or of record, any other corporation. As of the Closing Date, Westwind shall own no securities or have interest in any corporation, partnership, or other form of business organization, including its current subsidiaries. Westwind is party to certain leases, as well as guarantor of a certain office lease. Westwind represents that it has requested releases from the applicable lessors. At Closing, these leases shall be assigned to and assumed by those existing Westwind subsidiary companies. As part of the material terms of this Agreement, the interest in and to the stock of these subsidiaries is to be disposed of in accordance with this Section 6.6 herein. In the event a release of Westwind from each applicable lease is not obtained, each applicable subsidiary company and appropriate current officers and "inside" directors of Westwind shall provide Westwind with an indemnification and hold harmless agreement relevant to the leases obligations referenced herein.


SECTION 6.7 REVERSE SPLIT.   Simultaneous with the Closing of this
Agreement, the Board of Directors and the shareholders of Westwind shall authorize and approve undertake a reverse split of the Westwind issued and outstanding Common Stock, whereby 1 share of Common Stock shall be issued in exchange for every 14.85 shares of Common Stock presently issued and outstanding, which reverse split shall have an effective date of March 21, 1997. As a result and on Closing Date, as defined herein, there will be no more than 500,000 common shares issued and outstanding and reserved for issuance (including shares reserved for issuance applicable to issued and outstanding Common Stock Purchase Warrants, if any) (the "Westwind Common Shares"). All issued and outstanding Westwind Common Shares have been legally issued, fully paid and are nonassessable.


SECTION 6.8 NAME CHANGE.   Westwind shall deliver to CTC an amendment to
Westwind's certificate of incorporation changing the company's name to "CTC Cosmetics Holding Company, Inc."


SECTION 6.9 NO LIABILITIES.   As of the Closing Date, as defined herein the
Westwind balance sheet and the notes thereto, shall reflect that Westwind has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the Westwind Schedules, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges. In the event Westwind is bound by or otherwise liable for any contract, lease or other agreement or any other liability at the date of Closing, Westwind's existing "inside" officers and directors shall execute and deliver a binding Indemnification and Hold Harmless Agreement at Closing relevant to such obligations.


SECTION 6.10 OTHER ITEMS. CTC shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as CTC may reasonably request.

                                     ARTICLE VII
                                    MISCELLANEOUS

SECTION 7.1  BROKERS AND FINDERS.   Except as set forth in Schedule 7.1,
each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.


SECTION 7.2  LAW. FORUM AND JURISDICTION.   This Agreement shall be
construed and interpreted in accordance with the laws of the State of California.


SECTION 7.3  NOTICES.   Any notices or other communications required or
permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Westwind:                William Webb
--------------                 Westwind Productions, Inc.
                               1746 2 Westwood Blvd.
                               Los Angeles, California 90024

With copies to:                A.O. Headman, Jr., Esq.
--------------                 Cohne, Rappaport & Segal
                               525 East First South, 5th Fl.
                               Salt Lake City, Utah 84102

If to CTC:                     CTC Cosmetics Holding (BVI) Co., Ltd.
---------                      No. 80 Liu Tuang Road Pudong
                               Shanghai, China

With copies to:                Iwona Alami, Esq.
--------------                 30251 Golden Lantern, Suite E
                               Laguna Niguel, CA 92677

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.


SECTION 7.4  ATTORNEYS' FEES.   The prevailing party in any proceeding
brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.


SECTION 7.5  CONFIDENTIALITY.   Each party hereto agrees with the other
parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

SECTION 7.6  SCHEDULES; KNOWLEDGE.   Each party is presumed to have full
knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.


SECTION 7.7  THIRD PARTY BENEFICIARIES.   This contract is solely between
Westwind and CTC and, except for the CTC shareholders or as otherwise specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.


SECTION 7.8  ENTIRE AGREEMENT.   This Agreement represents the entire
agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.


SECTION 7.9  SURVIVAL; TERMINATION.   The representations, warranties and
covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.


SECTION 7.10  COUNTERPARTS.   This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.


SECTION 7.11  AMENDMENT OR WAIVER.   Every right and remedy provided herein
shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.


SECTION 7.12  INCORPORATION OF RECITALS.   All of the recitals hereof are
incorporated by this reference and are made a part hereof as though set forth at length herein.


SECTION 7.13  EXPENSES.   Each party herein shall bear all of their
respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.


SECTION 7.14  HEADINGS; CONTEXT.   The headings of the sections and
paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.


SECTION 7.15  BENEFIT.   This Agreement shall be binding upon and shall
insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.


SECTION 7.16  PUBLIC ANNOUNCEMENTS.   Except as may be required by law,
neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.


SECTION 7.17  SEVERABILITY.   In the event that any particular provision or
provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.


SECTION 7.18  FAILURE OF CONDITIONS; TERMINATION.   In the event any of the
conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.


SECTION 7.19  NO STRICT CONSTRUCTION.   The language of this Agreement shall
be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.


SECTION 7.20  EXECUTION KNOWING AND VOLUNTARY.   In executing this
Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and
(c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.


SECTION 7.21  JOINT PREPARATION.   This Agreement is to be deemed to have
been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.


SECTION 7.22 ARBITRATION AND VENUE.   Any controversy arising out of or
relating to this Agreement or any modification or extension thereof, including any claim for damages and/or recision, shall be settled by arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the Superior Court of California, and of the United States District Court for the Central District of California for all purposes in connection with such arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed, The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that such failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys' fees, administrative fees, arbitrators' fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                            The Westwind Group, Inc.
ATTEST:


_________________________            By:______________________________
Secretary or                                         President
Assistant Secretary




ATTEST:                                     CTC Cosmetics Holding
                                            (BVI) Co., Ltd.

____________________________         By: _____________________________
Secretary or                                        President
Assistant Secretary



CTC Shareholders:

____________________________
Paul K.W. Tso


____________________________
Mark K.W. Lee


____________________________
Audrey W. Leung


____________________________
Yung Fung Che


____________________________
Corrie C.H. Lee

                                  SCHEDULE I
                       ------------------------------
                          LIST OF CTC SHAREHOLDERS
                       ------------------------------

                         List of CTC Shareholders


                            # of CTC Shares          # of Westwind Shares
Name                         to be Exchanged          to be Issued
----                         ---------------          ------------
Paul K.W. Tso                    28,485                 5,127,300
Mark K.W. Lee                     7,765                 1,397,700
Audrey W. Leung                   3,865                   695,700
Yung Fung Che                     3,865                   695,700
Corrie C. H. Lee                  6,020                 1,083,600
                              ----------               ------------

TOTAL                            50,000                 9,000,000

                                  EXHIBIT "A"
                          -------------------------
                           FORM OF INVESTMENT LETTER
                          --------------------------

                            INVESTMENT LETTER

March    , 1997


The Westwind Group, Inc.
1746 1/2 Westwood Bouleward
Los Angeles, CA 90024



Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of CTC Cosmetics Holding (BVI) Co., Ltd., ("CTC"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between CTC and The Westwind Group, Inc.
("Westwind" or the "Company"), dated March   , 1997, receipt of which is
hereby acknowledged, in exchange for shares of Common Stock of Westwind (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

     The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

     1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     2. The undersigned warrants full authority to deposit all shares referred to above and that Westwind will acquire a good and unencumbered title thereto.

     3. The undersigned has full power and authority to enter into this agreement and that this agreement constitutes a valid and legally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the Westwind common stock to be received in exchange for CTC common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts.

     6. The undersigned represents that it is experienced in evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated:                , 1997



Very truly yours,



____________________________
(signature)



____________________________
(print name in full)



____________________________
( address)